EXHIBIT 99.1

Banzai Announces Proposed Public Offering of Approximately $1 Million

Banzai (Nasdaq: BNZI) commences an underwritten public offering of Class A common stock; Aegis Capital Corp. is sole book-running manager.

SEATTLE, WA – July 10, 2026 -- Banzai International, Inc. (NASDAQ: BNZI) (“Banzai” or the “Company”), a leading marketing technology company that provides essential marketing and sales solutions, today announced that it has commenced an underwritten public offering of its Class A common stock (or pre-funded warrants to purchase shares of Class A common stock in lieu thereof). All of the securities in the proposed offering are being offered by Banzai. The aggregate offering amount of the securities issued in the proposed offering, including any securities issued pursuant to an underwriter's option, is approximately $1 million, which is the maximum market value of securities that Banzai is allowed to sell under "baby shelf" rules currently applicable to its effective shelf registration statement on Form S-3.

The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Banzai intends to use the net proceeds from the proposed offering for working capital and other general corporate purposes.

Aegis Capital Corp. is acting as the sole book-running manager for the proposed offering.

The offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-288908) previously filed with the U.S. Securities and Exchange Commission (SEC) and declared effective by the SEC on August 8, 2025. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC's website located at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at +1 (212) 813-1010.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Banzai

Banzai is a marketing technology company that provides AI-enabled marketing and sales solutions for businesses of all sizes. On a mission to help their customers grow, Banzai enables companies of all sizes to target, engage, and measure both new and existing customers more effectively. Banzai has over 150,000 customers including Amazon, Dell, Salesforce, Aflac, Thermo Fisher Scientific, RBC Wealth Management, and Fitch Group. Learn more at www.banzai.io. For investors, please visit ir.banzai.io.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often use words such as “believe,” “may,” “will,” “estimate,” “target,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “propose,” “plan,” “project,” “forecast,” “predict,” “potential,” “seek,” “future,” “outlook,” and similar variations and expressions. Forward-looking statements are those that do not relate strictly to historical or current facts. Examples of forward-looking statements may include, among others, statements regarding Banzai International, Inc.’s (the “Company’s”): expectations regarding the timing and size of the offering and sale of securities, the Company’s ability to complete the offering, future financial, business and operating performance and goals; annualized recurring revenue and customer retention; ongoing, future or ability to maintain or improve its financial position, cash flows, and liquidity and its expected financial needs; potential financing and ability to obtain financing; acquisition strategy and proposed acquisitions and, if completed, their potential success and financial contributions; strategy and strategic goals, including being able to capitalize on opportunities; expectations relating to the Company’s industry, outlook and market trends; total addressable market and serviceable addressable market and related projections; plans, strategies and expectations for retaining existing or acquiring new customers, increasing revenue and executing growth initiatives; and product areas of focus and additional products that may be sold in the future. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which the Company operates may differ materially from those made in or suggested by the forward-looking statements. Therefore, investors should not rely on any of these forward-looking statements. Factors that may cause actual results to differ materially include changes in the markets in which the Company operates, customer demand, the financial markets, economic, business and regulatory and other factors, such as the Company’s ability to execute on its strategy. More detailed information about risk factors can be found in the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q under the heading “Risk Factors,” and in other reports filed by the Company, including reports on Form 8-K. The Company does not undertake any duty to update forward-looking statements after the date of this press release.

Investor Relations

Dean Ditto

Chief Financial Officer, Banzai

206 414-1777

ir.banzai.io

Media

Paul Witkowski

Senior Director Financial Reporting, Banzai

media@banzai.io